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                                                            Exhibit 23.10




                          CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 14, 1995, with the respect to the financial statements of All City Communication Company, Inc. included in the Registration Statement (Form S-3 No. 333-03279) and the related Prospectus of
ProNet Inc. dated                      .

We also consent to the incorporation by reference in the Registration
Statements:

        Form S-8     No. 33-18977     1987 Stock Option Plan
        Form S-8     No. 33-52606     1987 Stock Option Plan
        Form S-8     No. 33-80382     1994 Stock Option Plan
        Form S-8     No. 33-81220     Non-Employee Director Stock Option Plan
        Form S-8     No. 33-66193     1995 Long Term Incentive Plan
        Form S-3     No. 33-61279     2,000,000 Shares registered




                                       /s/ WINTER, KLOMAN, MOTER & REPP, S.C.
                                       --------------------------------------
                                           Winter, Kloman, Moter & Repp, S.C.



May 29, 1996
Elm Grove, Wisconsin